UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2006
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware	77-0054952
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) On August 4, 2006, Adeza Biomedical Corporation (the “Company”) received a letter from Nasdaq informing the Company that, due to the resignation of Nancy D. Burrus from the Company’s board of directors, the Company was no longer in compliance with the requirements for listing on The Nasdaq Global Market under Marketplace Rule 4350(d)(2), which requires that the Company’s audit committee have at least three independent directors. The letter also informed the Company that under Marketplace Rule 4350(d)(4), the Company had until its next annual shareholders’ meeting to remedy this non-compliance. On August 8, 2006, C. Gregory Vontz, an independent member of the Company’s board of directors, was appointed to the Company’s audit committee. On August 8, 2006, Nasdaq notified the Company that the appointment of Mr. Vontz to the audit committee restored the Company’s compliance with Rule 4350(d)(2) and that the matter is now closed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: August 10, 2006	By:	/s/ Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Vice President, Finance and Administration and Chief Financial Officer